Exhibit 99.1

Quick Start Holdings Announces Completion of Corporate Name Change to

Kaival Brands Innovations Group, Inc.

MELBOURNE, FLORIDA, July 15, 2019 – Quick Start Holdings, Inc., (OTC PINK: QSHI), (the “Company,” “we,” or “us”), today announces that it has completed a corporate name change from Quick Start Holdings, Inc. to Kaival Brands Innovations Group, Inc.

The name change does not affect the rights of our stockholders. Effective as of July 15, 2019, our common stock is quoted on the OTC Markets Group, Inc.’s Pink tier under the new symbol “KAVL” and our new CUSIP number is 483104105. Our current stockholders will not need to exchange their current stock certificates, as the stock certificates reflecting our prior corporate name will continue to be valid.

The name change reflects management’s intention to pursue business opportunities within the electronic cigarettes and vaporizers and the CBD industries, industries in which management has successful prior and current business experience. “This is the first step in our business plan and we are excited to move the Company into this new direction,” stated Nirajkumar “Raj” Patel, President, Chief Executive Officer, and Chief Financial Officer.

“In addition to the name change, we previously filed a Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission, registering our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is effective, and we are subject to the periodic reporting obligations of the Exchange Act. We will continue to strive to meet all of our periodic reporting obligations in the future. Finally, we want to thank all new and existing stockholders for your loyalty and patience as we position the Company for growth and, ultimately, to achieve and sustain revenues,” concluded Mr. Patel.

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s filings with the U. S. Securities and Exchange Commission (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Raj Patel, CEO

investors@kaivalbrands.com

www.kaivalbrands.com

1-833-452-4825 (833-4-KAIVAL)